ALTAIR NANOTECHNOLOGIES REPORTS FINANCIAL RESULTS FOR
                          FOURTH QUARTER OF FISCAL 2004
                   Company Reports Significant Revenue Growth

RENO, NV - February 24, 2005 - Altair Nanotechnologies, Inc. (NASDAQ: ALTI), today reported financial results for its fourth quarter and year ended December 31, 2004.

The company reported revenue of $511,003 for the fourth quarter of 2004, a considerable increase when compared to revenue of $30,822 for the fourth quarter of fiscal 2003. The net loss for the fourth quarter 2004 was $1.7 million or a loss per share of $0.03, as compared to a net loss of $2.3 million, or a net loss per share of $0.06 for the fourth quarter in 2003.

Operating expenses for the fourth quarter ended December 31, 2004 were approximately $2.18 million, down slightly when compared to operating expenses for the fourth quarter in 2003 of approximately $2.24 million.

For the year ended December 31, 2004, the company reported revenue of approximately $1.2 million, with a net loss of $7.0 million, or a net loss per share of $0.14, as compared to revenue for the year ended December 31, 2003 of approximately $73,000, with a net loss of $6.2 million, or a net loss per share of $0.19.

Operating expenses for the year ended December 31, 2004, were approximately $8.0 million, compared to operating expenses for the year ended December 31, 2003 of approximately $5.9 million.

Altair CFO Edward Dickinson noted, "Our net cash used in operations has averaged $468,000 per month during 2004 and $506,000 during the fourth quarter of 2004. We manage R&D costs and G&A expenses carefully and plan some increases in 2005 for expansion of our Life Sciences R&D projects and alternative energy initiatives as well as additional expenses associated with compliance with Sarbanes-Oxley requirements. As of February 16, 2005, Altair's balance sheet was strong, with a cash position of approximately $31.0 million compared to $3.9 million at December 31, 2003. The increase is due in part to the exercise of warrants and employee options during 2004 and 2005, and the sale of five million shares of the company's common stock during February 2005.

Altair's long-term debt consists only of a promissory note of $3.0 million to purchase the land and building that houses the company's 80,000 square foot corporate headquarters, research and development laboratories and pilot plant facilities in Reno, Nevada. Under the terms of the promissory note, interest begins accruing in August 2005 with the first payment due February 2006.

Please join Altair's management for a financial results and project update conference call today, February 24, 2005 at 11:00 AM Eastern. The dial-in number is 888.245.7013.

ALTAIR NANOTECHNOLOGIES INC.
Although an emerging field, nanotechnology is already having a unique impact on several industry sectors. Altair Nanotechnologies is positioning itself through product innovation to become a leading supplier of ceramic, metal oxide-based nanomaterial technology and nanomaterials worldwide. Altair owns robust proprietary technology platforms for manufacturing a variety of crystalline and non-crystalline nano-materials of unique structure, performance, quality and cost. Altair has installed semi-works capability with a capacity to produce hundreds of tons of nano-materials.

ALTAIR NANOTECHNOLOGIES REPORTS FINANCIAL RESULTS FOR
FOURTH QUARTER OF FISCAL 2004

The company is organized into two divisions: Life Sciences and Performance Materials. The Life Sciences Division is pursuing market applications in pharmaceuticals, drug delivery, dental materials, cosmetics and other medical markets. The Performance Materials Division is pursuing market applications in Advanced Materials for Paints and Coatings (titanium pigments and thermal spray coatings), Advanced Materials for Improving Process Technologies (titanium metal manufacturing, catalysts and water treatment), Advanced Materials for Alternative Energy (high performance batteries, fuel cell and photovoltaics) and other high performance material applications. For additional information on Altair and its nano-materials, visit www.altairnano.com.

Altair Nanotechnologies, Inc.(R), Altair NanomaterialsTM, TiNano(R), RenaZorbTM, NanoCheckTM, TiNano SpheresTM and the Hydrochloride Pigment ProcessTM are trademarks or registered trademarks of Altair Nanotechnologies, Inc.

Forward-Looking Statements
This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risks that Altair's cash and non-cash expenses will significantly rise during the following year as a result of unforeseen events; that Altair's revenue will not continue to grow at projected rates, at rates consistent with past growth or at all due to cancellation or expiration of existing revenue-generating contracts and a failure to attract revenue from new sources; that, due to unexpected expenses, Altair will be unable to meet its financial obligations; and that, even if Altair's revenues continue to grow, such growth will not exceed the growth of expenses and, as a result, Altair will never generate a net profit. In general, Altair is, and expects to be in the immediate future, dependent upon funds generated from sales of securities, grants, testing agreements, and licensing agreements to fund its testing, development and ongoing operations. In addition, other risks are identified in the company's most recent Annual Report on Form 10-K, as filed with the SEC. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.


                                  Table Follows


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


                           CONSOLIDATED BALANCE SHEETS
                       (Selected Financial Data Unaudited)

                                                            December 31,  December 31,
                                                                2004          2003
                                                            -----------   -----------
                                           ASSETS

Total Current Assets                                        $ 8,040,037   $ 3,962,180

Property, Plant and Equipment, net                            6,513,907     6,618,805

Patents, net                                                    974,877     1,060,569

Other Assets                                                     18,200        18,200
                                                            -----------   -----------
                              Total Assets                  $15,547,021   $11,659,754
                                                            ===========   ===========

                  LIABILITIES AND SHAREHOLDERS' EQUITY

Total Current Liabilities                                   $   376,773   $   397,141

Note Payable, Long-Term Portion                               2,880,311     2,686,130

Total Shareholders' Equity                                   12,289,937     8,576,483
                                                            -----------   -----------

               Total Liabilities and Shareholders' Equity   $15,547,021   $11,659,754
                                                            ===========   ===========


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


                  ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       (Selected Financial Data Unaudited)

                                                  Three Months Ended         Twelve Months Ended
                                                       Dec. 31,                   Dec. 31,
                                              -------------------------   -------------------------
                                                  2004         2003          2004          2003
                                              -----------   -----------   -----------   -----------
Revenues                                      $   511,003   $    30,822   $ 1,151,892   $    72,851

Total Operating Expenses                        2,183,853     2,241,911     8,056,847     5,858,061
                                              -----------   -----------   -----------   -----------
Loss from Operations                            1,672,850     6,904,955     5,785,210
                                                                                          2,211,089

Other (Income) Expense:                            24,317        45,794        97,325       452,729
                                              -----------   -----------   -----------   -----------
Net Loss                                        1,697,167     7,002,280     6,237,939
                                                                                          2,256,883

Preferential Warrant Dividend                        --            --            --         592,486
                                              -----------   -----------   -----------   -----------
Net Loss Applicable to Shareholders           $ 1,697,167   $ 2,256,883   $ 7,002,280   $ 6,830,425
                                              ===========   ===========   ===========   ===========

Loss per Common Share - Basic and Diluted     $      0.03   $      0.06   $      0.14   $      0.19
                                              ===========   ===========   ===========   ===========

Weighted Average Shares - Basic and Diluted    49,499,735    40,809,605    48,677,283    36,222,026
                                              ===========   ===========   ===========   ===========

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